Exhibit 99.1
SelectQuote, Inc. Reports First Quarter of Fiscal Year 2021 Results

First Quarter of Fiscal Year 2021 - Consolidated Earnings Highlights

•Revenue of $124 million, Up 91% Year-Over-Year
•Net Income of $0.8 million, improvement of $2.5 million Year-Over-Year
•Adjusted EBITDA of $12 million, improvement of $11.2 million Year-Over-Year*

•Raising Full-Year 2021 Revenue, Net Income and Adjusted EBITDA Guidance:
◦Revenue expected in a Range of $840 million to $880 million
◦Net Income expected in a Range of $130 million to $141 million
◦Adjusted EBITDA expected in a Range of $220 million to $235 million*

First Quarter of Fiscal Year 2021 - Segment Highlights

Senior Division
•Revenue of $73 million, Up 165% Year-Over-Year
•Adjusted EBITDA of $9 million, improvement of $11 million Year-Over-Year*
•Approved Medicare Advantage policies grew 130% Year-Over-Year

Life Division
•Revenue of $43 million, Up 55% Year-Over-Year
•Adjusted EBITDA of $10 million, Up 80% Year-Over-Year*
•Final expense premiums grew 397% Year-Over-Year

Auto & Home Division
•Revenue of $10 million, Down 5% Year-Over-Year
•Adjusted EBITDA of $4 million, Up 45% Year-Over-Year*
•Total Auto & Home premiums declined 2% Year-Over-Year

OVERLAND PARK, Kan., November 5, 2020--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT), reported consolidated revenue for the first quarter of fiscal year 2021 of $124.2 million, which was a 91% increase over consolidated revenue for the first quarter of fiscal year 2020 of $65.2 million. Consolidated net income for the first quarter of fiscal year 2021 was $0.8 million, which was a $2.5 million increase over consolidated net loss for the first quarter of fiscal year 2020 of $1.7 million. Finally, consolidated Adjusted EBITDA for the first quarter of fiscal year 2021 was $12.1 million, which was an increase of $11.2 million over consolidated Adjusted EBITDA for the first quarter of fiscal year 2020 of $0.9 million.

Chief Executive Officer Tim Danker commented, “Our First Quarter results continue to demonstrate SelectQuote’s significant growth potential during a quarter where we also invested heavily to prepare for this year’s upcoming AEP season. During the quarter we hired over 2,000 new associates, announced several new carrier partnerships and implemented significant improvements to our agent desktop and tools that drove an 8% increase in year-over-year Senior agent productivity. We are very well-positioned for AEP and with the power of our leading technology-enabled direct-to-consumer model paired with our 100% in-house agent-led customer service approach, we look forward to helping our customers find the right coverage for their specific needs. With so many plans to choose from this year, that choice is as important than ever.”

Chief Financial Officer Raffaele Sadun added, “Our results for the First Quarter demonstrated the strong growth in profitability in each of our divisions. This was particularly impressive given we also incurred over $11 million in costs associated with ramping up for AEP, costs that had no revenue tied to them this quarter but will drive revenue growth in AEP and OEP. Given the performance of our First Quarter, along with a strong start to AEP, we are raising our guidance for our fiscal year 2021.”

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-12

Segment Results

We currently report on three segments: 1) Senior, 2) Life and 3) Auto & Home. The performance measures of the segments include total revenue and Adjusted EBITDA. Costs of revenue, marketing and advertising, and technical development operating costs and expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, and technical development operating costs and expenses are allocated to each segment based on varying metrics such as headcount. Adjusted EBITDA is calculated as total revenue for the applicable segment less direct and allocated costs of revenue, marketing and advertising, technical development, and general and administrative operating costs and expenses, excluding depreciation and amortization expense; gain or loss on disposal of property, equipment, and software; share-based compensation expense; restructuring expenses; and non-recurring expenses such as severance payments and transaction costs.

Senior Division

Financial Results

The following table provides the financial results for the Senior division for the first quarter ended September 30:

(in thousands)	2020	2019	% Change
Revenue	$73,199	$27,584	165%
Adjusted EBITDA*	8,902	(1,939)	NM(1)
Adjusted EBITDA Margin	12%	(7)%

(1) Not meaningful

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to them to submit it to the insurance carrier partner. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information.

The following table shows the number of submitted policies for the first quarter ended September 30:

	2020	2019	% Change
Medicare Advantage	47,991	20,851	130%
Medicare Supplement	7,276	3,501	108%
Dental, Vision and Hearing	20,042	9,925	102%
Prescription Drug Plan	2,425	1,527	59%
Other	1,883	669	181%
Total	79,617	36,473	118%

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-12

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the first quarter ended September 30:

	2020	2019	% Change
Medicare Advantage	42,473	18,479	130%
Medicare Supplement	6,325	2,626	141%
Dental, Vision and Hearing	16,239	7,294	123%
Prescription Drug Plan	2,632	1,502	75%
Other	1,824	418	336%
Total	69,493	30,319	129%

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the first quarter ended September 30:

(dollars per policy):	2020	2019	% Change
Medicare Advantage	$1,168	$1,163	0%
Medicare Supplement	1,274	1,275	0%
Dental, Vision and Hearing	168	137	22%
Prescription Drug Plan	240	264	(9)%
Other	135	(91)	NM(1)

(1) Not meaningful

Per Unit Economics

Per unit economics represents total Medicare Advantage and Medicare Supplement commissions, other product commissions, other revenues, and costs associated with the Senior segment, each shown as per number of approved Medicare Advantage and Medicare Supplement approved policies over a given time period. Management assesses the business on a per unit basis to help ensure that the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per policy metrics are based on approved policies which is the measure that triggers revenue recognition.

The Medicare Advantage and Medicare Supplement commission per MA/MS policy represents the lifetime value of commissions for policies sold in the period. Other commission per MA/MS policy represents the lifetime value of commissions for other products sold in the period, including dental, vision and hearing, prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Other per MA/MS policy represents the production bonuses, renewals from policies originally sold in a prior period with insurance carrier partners whose contracts preclude us from recognizing variable consideration for estimated renewal commissions and updated estimates of prior period variable consideration based on actual policy renewals in the current period. Total operating expenses per MA/MS policy represent all of the operating expenses within the Senior segment. The Revenue to customer acquisition cost (“CAC”) multiple represents total revenue per

MA/MS policy as a multiple of total marketing acquisition cost, which represents the direct costs of acquiring leads which is included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows per unit economics for the periods presented. Based on the seasonality of the Senior segment and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles. These metrics are the basis on which management assesses the business:

	Twelve Months Ended September 30,
(dollars per approved policy):	2020	2019	% Change
Medicare Advantage and Medicare Supplement approved policies	271,199	132,089	105%
Medicare Advantage and Medicare Supplement commission per MA / MS policy	$1,282	$1,280	0%
Other commission per MA/MS policy	48	65	(26)%
Other per MA / MS policy	171	159	8%
Total revenue per MA / MS policy	1,501	1,504	0%
Total operating expenses per MA / MS policy	(924)	(850)	9%
Adjusted EBITDA per MA / MS policy	$577	$654	(12)%
Adjusted EBITDA Margin per MA / MS policy	38%	43%
Revenue / CAC multiple	3.5X	4.0X

Life Division

Financial Results

The following table provides the financial results for the Life division for the first quarter ended September 30:

(in thousands)	2020	2019	% Change
Revenue	$42,823	$27,607	55%
Adjusted EBITDA*	10,477	5,818	80%
Adjusted EBITDA Margin	24%	21%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Core premiums are for term life and permanent life insurance policies while ancillary premiums are for various products, other than final expense. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

The following table shows core, final expense, and ancillary premiums for the first quarter ended September 30:

(in thousands)	2020	2019	% Change
Core Premiums	$18,565	$18,380	1%
Final Expense Premiums	19,450	3,916	397%
Ancillary Premiums	657	501	31%

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-12

Auto & Home Division

Financial Results

The following table provides the financial results for the Auto & Home division for the first quarter ended September 30:

(in thousands)	2020	2019	% Change
Revenue	$9,538	$10,052	(5)%
Adjusted EBITDA*	3,616	2,490	45%
Adjusted EBITDA Margin	38%	25%
Operating Metrics

Auto & Home premium represents the total premium value of all new policies that were approved by our insurance carrier partners during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Auto & Home segment.

The following table shows premiums for the first quarter ended September 30:

(in thousands):	2020	2019	% Change
Premiums	$16,900	$17,286	(2)%

Update on Fiscal Year 2021 Guidance

SelectQuote is raising the guidance originally provided for the full-year ending June 30, 2021. As a reminder, these expectations are forward-looking statements and actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in our annual and quarterly filings with the Securities and Exchange Commission.

SelectQuote is raising guidance for the full-year ending June 30, 2021 as follows:

•Consolidated Revenue is expected to be in the range of $840 million to $880 million
•Consolidated Net Income is expected to be in the range of $130 million to $141 million
•Consolidated Adjusted EBITDA is expected to be in the range of $220 million to $235 million*

Review of Financial Results

SelectQuote, Inc. will host a conference call with the investment community today, Thursday, November 5, 2020, beginning at 5 p.m. ET. Interested parties may access the conference call live over the phone by dialing (833) 350-1343 (domestic) or (236) 389-2431 (international) and using conference ID: 8784794. The event will be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx. Interested parties should register at least 10-15 minutes prior to the start of the event.

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-12

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as income before interest expense, income tax expense, depreciation and amortization, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income. We monitor and have presented in this release Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

We believe that this non-GAAP financial measure helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of this non-GAAP financial measure. Accordingly, we believe that this financial measure provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Forward Looking Statement

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the ultimate duration and impact of the ongoing COVID-19 pandemic, our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and claims, including IP litigation; our existing and future indebtedness; developments with respect to LIBOR; access to additional capital; failure to protect our intellectual property and our brand;

fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; and failure to market and sell Medicare plans effectively or in compliance with laws. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) filed by us with the Securities Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) provides solutions that help consumers protect their most valuable assets: their families, health and property. The company pioneered the direct-to-consumer model of providing unbiased comparisons from multiple, highly-rated insurance companies allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a force of more than 1,000 highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources, scores, and routes high-quality sales leads. The company has three core business lines: SelectQuote Senior, SelectQuote Life and SelectQuote Auto and Home. SelectQuote Senior, the largest and fastest-growing business, serves the needs of a demographic that sees 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans from 15 leading, nationally-recognized carriers, as well as prescription drug plan, dental, vision and hearing plans.

Investor Relations:
Sloan Bohlen / Helen O’Donnell
877-678-4083
investorrelations@selectquote.com

Media:
Lisa Wolford
917-846-0881
lwolford@soleburytrout.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 30, 2020	June 30, 2020

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$305,389	$321,065
Restricted cash	41,982	47,805
Accounts receivable	69,273	83,634
Commissions receivable-current	56,321	51,209
Other current assets	7,528	10,121
Total current assets	480,493	513,834
COMMISSIONS RECEIVABLE—Net	502,582	461,752
PROPERTY AND EQUIPMENT—Net	24,535	22,150
SOFTWARE—Net	9,339	8,399
OPERATING LEASE RIGHT-OF-USE ASSETS	30,142	—
INTANGIBLE ASSETS—NET	18,820	19,673
GOODWILL	46,456	46,577
OTHER ASSETS	1,438	1,408
TOTAL ASSETS	$1,113,805	$1,073,793

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,184	$22,891
Accrued expenses	14,667	14,936
Accrued compensation and benefits	24,530	22,228
Earnout liability	31,571	30,812
Operating lease liabilities—current	4,685	—
Other current liabilities	22,406	4,944
Total current liabilities	108,043	95,811
DEBT	312,575	311,814
DEFERRED INCOME TAXES	104,547	105,844
OPERATING LEASE LIABILITIES	37,600	—
OTHER LIABILITIES	6,066	14,635
Total liabilities	568,831	528,104

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	1,625	1,622
Additional paid-in capital	546,815	548,113
Accumulated deficit	(1,955)	(2,792)
Accumulated other comprehensive loss	(1,511)	(1,254)
Total shareholders’ equity	544,974	545,689
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,113,805	$1,073,793

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(In thousands)

	Three months ended September 30,
	2020	2019
REVENUE:
Commission	$106,545	$57,822
Production bonus and other	17,624	7,345
Total revenue	124,169	65,167

OPERATING COSTS AND EXPENSES:
Cost of revenue	51,045	32,637
Marketing and advertising	49,800	26,101
General and administrative	12,202	5,126
Technical development	3,848	2,713
Total operating costs and expenses	116,895	66,577

INCOME (LOSS) FROM OPERATIONS	7,274	(1,410)

INTEREST EXPENSE, NET	(6,761)	(705)
OTHER EXPENSES, NET	(780)	(13)
LOSS BEFORE INCOME TAX BENEFIT	(267)	(2,128)
INCOME TAX BENEFIT	(1,104)	(440)

NET INCOME (LOSS)	$837	$(1,688)

NET INCOME (LOSS) PER SHARE:
Basic	$0.01	$(0.05)
Diluted	$0.01	$(0.05)

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	162,448	87,516
Diluted	165,192	87,516

OTHER COMPREHENSIVE LOSS NET OF TAX:
Loss on cash flow hedge	(257)	—
OTHER COMPREHENSIVE LOSS	(257)	—
COMPREHENSIVE INCOME (LOSS)	$580	$(1,688)

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$837	$(1,688)
Adjustments to reconcile net income (loss) to net cash, cash equivalents, and restricted cash used in operating activities:
Depreciation and amortization	3,347	1,440
Loss (gain) on disposal of property, equipment, and software	82	(2)
Share-based compensation expense	924	22
Deferred income taxes	(1,214)	(445)
Amortization of debt issuance costs and debt discount	822	24
Fair value adjustments to contingent earnout obligations	759	—
Non-cash lease expense	911	—
Changes in operating assets and liabilities:
Accounts receivable	14,361	3,484
Commissions receivable	(45,942)	(18,945)
Other assets	1,790	(721)
Accounts payable and accrued expenses	(8,718)	4,933
Operating lease liabilities	(995)	—
Other liabilities	23,691	201
Net cash used in operating activities	(9,345)	(11,697)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,751)	(3,002)
Proceeds from sales of property and equipment	—	3
Purchases of software and capitalized software development costs	(1,585)	(1,282)
Acquisition of business	121	—
Net cash used in investing activities	(4,215)	(4,281)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving line of credit	—	42,868
Payments on revolving line of credit	—	(31,153)
Proceeds from other debt	—	4,600
Payments on other debt	(68)	(831)
Proceeds from common stock option exercises	309	1,663
Payments of tax withholdings related to net share settlement of equity awards	(2,509)	—
Payments of debt issuance costs	—	(885)
Payments of costs incurred in connection with private placement	(1,771)	—
Payments of costs incurred in connection with initial public offering	(3,899)	—
Net cash (used in) provided by financing activities	(7,938)	16,262
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(21,498)	284
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of year	368,869	570
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of year	$347,371	$854

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income Reconciliation
(Unaudited)

	1Q FY 2021
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$73,199	$42,823	$9,538	$(1,391)	$124,169
Operating expenses	(64,297)	(32,346)	(5,922)	(9,518)	(112,083)
Other expenses, net	—	—	—	(21)	(21)
Adjusted EBITDA	8,902	10,477	3,616	(10,930)	12,065
Share-based compensation expense					(924)
Non-recurring expenses					(438)
Fair value adjustments to contingent earnout obligations					(759)
Restructuring expenses					(21)
Depreciation and amortization					(3,347)
Loss on disposal of property, equipment, and software					(82)
Interest expense, net					(6,761)
Income tax benefit					1,104
Net income					$837

	1Q FY 2020
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$27,584	$27,607	$10,052	$(76)	$65,167
Operating expenses	(29,523)	(21,789)	(7,562)	(5,413)	(64,287)
Other expenses, net	—	—	—	(13)	(13)
Adjusted EBITDA	(1,939)	5,818	2,490	(5,502)	867
Share-based compensation expense					(22)
Non-recurring expenses					(832)
Restructuring expenses					2
Depreciation and amortization					(1,440)
Gain on disposal of property, equipment, and software					2
Interest expense					(705)
Income tax benefit					440
Net loss					$(1,688)

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income Reconciliation
(Unaudited)

Guidance net income to Adjusted EBITDA reconciliation, year ending June 30, 2021:

(in thousands)	Range
Net Income	$130,000	$141,000
Income tax expense	44,000	48,000
Interest expense	26,000	26,000
Depreciation and amortization	11,000	11,000
Fair value adjustments to contingent earnout obligations	2,000	2,000
Non-recurring expenses	2,000	2,000
Share-based compensation expense	5,000	5,000
Adjusted EBITDA	$220,000	$235,000